Exhibit 99.1

Contact:
Kathleen Makrakis
Director Investor Relations
(203) 485-7534, ext 1432

Presstek Receives NASDAQ Staff Determination Regarding Previously Announced Delay in 10-K Filing

HUDSON, N.H., March 28, 2008 -- Presstek, Inc. (Nasdaq: PRST), a leading  manufacturer and marketer of high tech digital imaging solutions for the graphic arts and laser imaging markets, today announced that, as expected, on March 24, 2008, it received a NASDAQ Staff Determination notifying the company that the failure to timely file its Form 10-K for the period ending December 29, 2007 constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c) (14).

On March 4, 2008, the company announced that the extensive work efforts required during the latter part of 2007 to complete the company’s previously disclosed financial and business process reviews and file its third quarter 2007 Form 10-Q, have resulted in the delayed filing of its annual report on Form 10-K for the year ended December 29, 2007 with the SEC.  The company also announced that the delay in filing its Form 10-K is due to the company’s late start in closing Q4 2007 financial records.

 The company intends to file its Form 10-K for the period ending on December 29, 2007 as soon as practicable.

Pursuant to NASDAQ procedures, the company plans to appeal the Staff Determination and request a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. This hearing request is expected to stay the suspension of trading and delisting of the company's securities pending the issuance of the Panel's decision. Thus, pending a decision by the Panel, the company's shares will remain listed under the ticker symbol PRST on The NASDAQ Stock Market. There can be no assurance that the Panel will grant the Company's request for continued listing.

About Presstek
Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the results of internal reviews and their impact on the company’s ability to file required reports with the Securities and Exchange Commission on a timely basis and the related NASDAQ Staff Determination notifying the company that the failure to timely file its Form 10-K for the period ending December 29, 2007 constitutes a failure to satisfy the filing requirement for continued listing under NASDAQ Marketplace Rule 4310(c) (14).  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the results and impact of the company's internal reviews, the possible delisting of the company's stock from the NASDAQ Stock Market, and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.